AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2003.
                             SUBJECT TO AMENDMENT.  REGISTRATION NOS. 333-
                                                                   333-      -01
                                                                   333-      -02
                                                                   333-      -03
                                                                   333-      -04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              GEORGIA POWER COMPANY                           GEORGIA                            58-0257110
         GEORGIA POWER CAPITAL TRUST VII                      DELAWARE                           58-6442210
        GEORGIA POWER CAPITAL TRUST VIII                      DELAWARE                           58-6442211
         GEORGIA POWER CAPITAL TRUST IX                       DELAWARE                           32-6022295
          GEORGIA POWER CAPITAL TRUST X                       DELAWARE                           32-6022296
  (Exact name of registrant as specified in its   (State or other jurisdiction of     (I.R.S. Employer Identification
                    charter)                       incorporation or organization)                   No.)

                        241 RALPH MCGILL BOULEVARD, N.E.
                          ATLANTA, GEORGIA 30308-3374
                                 (404) 506-6526
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                             ---------------------

                                JANICE G. WOLFE
                              CORPORATE SECRETARY
                             GEORGIA POWER COMPANY
                        241 RALPH MCGILL BOULEVARD, N.E.
                          ATLANTA, GEORGIA 30308-3374
                                 (404) 506-6526
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                             ---------------------

  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                     THOMAS A. FANNING                                         JOHN D. MCLANAHAN, ESQ.
                 EXECUTIVE VICE PRESIDENT,                                       TROUTMAN SANDERS LLP
           CHIEF FINANCIAL OFFICER AND TREASURER                              600 PEACHTREE STREET, N.E.
                    THE SOUTHERN COMPANY                                              SUITE 5200
                 270 PEACHTREE STREET, N.W.                                  ATLANTA, GEORGIA 30308-2216
                   ATLANTA, GEORGIA 30303

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                      TITLE OF                              AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
              EACH CLASS OF SECURITIES                      TO BE            OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                  TO BE REGISTERED                      REGISTERED(1)       PER UNIT(1)(2)(3)     PRICE(1)(2)(3)        FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust VII Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust VIII Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust IX Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Capital Trust X Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Senior Notes...................
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Junior Subordinated Notes......
---------------------------------------------------------------------------------------------------------------------------------
Georgia Power Company Guarantees with respect to
Preferred Securities of Georgia Power Capital Trust
VII, Georgia Power Capital Trust VIII, Georgia Power
Capital Trust IX and Georgia Power Capital Trust X
(4)(5)...............................................
---------------------------------------------------------------------------------------------------------------------------------
Total................................................   $1,400,000,000            100%            $1,400,000,000      $ 113,400
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate number of Preferred Securities of Georgia Power Capital Trust VII, Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX and Georgia Power Capital Trust X and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Georgia Power Company with an aggregate initial offering price not to exceed $1,400,000,000. Junior Subordinated Notes also may be issued to Georgia Power Capital Trust VII, Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX or Georgia Power Capital Trust X and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Georgia Power Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect of the Georgia Power Company Guarantees.
(5) Includes the obligations of Georgia Power Company under the respective Trust Agreements, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Company's covenants to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.

                             ---------------------

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
   THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO THE $160,000,000 OF SECURITIES REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-102839.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 4, 2003

PROSPECTUS

                                 $1,560,000,000

                             GEORGIA POWER COMPANY
                                  SENIOR NOTES

                           JUNIOR SUBORDINATED NOTES

                          ---------------------------

                        GEORGIA POWER CAPITAL TRUST VII
                        GEORGIA POWER CAPITAL TRUST VIII
                         GEORGIA POWER CAPITAL TRUST IX
                         GEORGIA POWER CAPITAL TRUST X
                           TRUST PREFERRED SECURITIES
   FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH IN THIS PROSPECTUS, BY

                             GEORGIA POWER COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY

                          ---------------------------

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     See "Risk Factors" on page 2 for information on certain risks related to the purchase of these securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

               , 2003

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933, as amended (the "1933 Act"). Under the shelf process, Georgia Power Company (the "Company") may sell, in one or more transactions,

     - senior notes (the "Senior Notes")

     - junior subordinated notes (the "Junior Subordinated Notes")

and Georgia Power Capital Trust VII, Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX and Georgia Power Capital Trust X (individually, a "Trust" and collectively, the "Trusts") may sell

     - trust preferred securities or capital securities (the "Preferred Securities")

in one or more offerings up to a total dollar amount of $1,560,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with additional information under the heading "Available Information."

                                  RISK FACTORS

     Investing in the Company's securities involves risk. Please see the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.

                             AVAILABLE INFORMATION

     The Company and the Trusts have filed with the Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments of and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance with the 1934 Act files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of any Trust are included in this Prospectus. The Company considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of its Trust Securities (as defined below) in Junior Subordinated Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated in this Prospectus by reference and made a part of this Prospectus:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

        (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

        (c) the Company's Current Reports on Form 8-K dated February 13, 2003, February 21, 2003 and April 10, 2003.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO JANICE G. WOLFE, CORPORATE SECRETARY, GEORGIA POWER COMPANY, 241 RALPH MCGILL BOULEVARD, N.E., ATLANTA, GEORGIA 30308-3374, TELEPHONE: (404) 506-6526.

                             GEORGIA POWER COMPANY

     The Company is a wholly-owned subsidiary of The Southern Company ("Southern"), a holding company registered under the Public Utility Holding Company Act of 1935, as amended. The Company was incorporated under the laws of the State of Georgia on June 26, 1930. It is engaged in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale currently to 39 electric cooperative associations through Oglethorpe Power Corporation, a corporate cooperative of electric membership corporations in Georgia, and to 50 municipalities, 48 of which are served through the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia. The Company and one of its affiliates, Alabama Power Company, each owns 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns electric generating units near Wilsonville, Alabama. The principal executive offices of the Company are located at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, and the telephone number is (404) 506-6526.

                              SELECTED INFORMATION

     The following material, which is presented in this Prospectus solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated by reference in this Prospectus or elsewhere in this Prospectus, is qualified in its entirety by reference to those documents and, therefore, should be read together with those documents.

                             GEORGIA POWER COMPANY

Business.........................    Generation, transmission, distribution and
                                       sale of electric energy

Service Area.....................    Approximately 57,200 square miles
                                       comprising most of the State of Georgia

Customers at December 31, 2002...    1,996,991

Generating Capacity at December
31, 2002 (kilowatts).............    14,058,671

Sources of Generation during 2002
  (kilowatt-hours)...............    Coal (78%), Nuclear (21%), Hydro (1%)

                                 CERTAIN RATIOS

     The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                                                                         THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,             ENDED
                                                 -------------------------------------    MARCH 31,
                                                 1998    1999    2000    2001    2002        2003
                                                 ----    ----    ----    ----    ----    ------------
Ratio of Earnings to Fixed Charges(1)..........   4.49    4.26    4.14    4.79    5.07       4.41
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements (Pre-Income
  Tax Basis)(2)................................   4.34    4.22    4.12    4.77    5.05       4.39

---------------

(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Earnings Before Income Taxes" "Interest Expense, Net of Amounts Capitalized," "Distributions on Preferred Securities of Subsidiary" and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Interest Expense, Net of Amounts Capitalized," "Distributions on Preferred Securities of Subsidiary" and the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                                   THE TRUSTS

     Each Trust is a statutory trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on March 23, 2001 with respect to Georgia Power Capital Trust VII and Georgia Power Capital Trust VIII and May 22, 2003 with respect to Georgia Power Capital Trust IX and Georgia Power Capital Trust X. Each Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee of each Trust. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust

Securities") of each Trust. The Trust Securities represent undivided beneficial interests in the assets of the respective Trusts. Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental to these purposes. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation and redemption with respect to the Preferred Securities of each Trust, in each case to the extent each Trust has funds legally and immediately available for these purposes, will be guaranteed by the Company (individually, a "Guarantee" and collectively, the "Guarantees") to the extent set forth under "Description of the Guarantees."

     Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two officers of the Company as Administrative Trustees; JPMorgan Chase Bank as Property Trustee; and Chase Manhattan Bank USA, National Association as Delaware Trustee (collectively, the "Securities Trustees"). The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

     The principal place of business of each Trust shall be c/o the Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374, telephone (404) 506-6526, Attn: Corporate Secretary.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                       ACCOUNTING TREATMENT OF THE TRUSTS

     For financial reporting purposes, the Trusts will be treated as subsidiaries of the Company and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the liabilities section of the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantees and the Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                                USE OF PROCEEDS

     Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                        DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of January 1, 1998, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus are defined in the Senior Note Indenture.

GENERAL

     The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company, aggregating approximately $81,000,000 outstanding at March 31, 2003. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

     The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

     The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

          (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

          (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

          (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

          (e) certain events of bankruptcy, insolvency or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior

Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

     Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.

MODIFICATION

     The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of
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



each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption of any Senior Note, or change the method of calculating the rate of interest of any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.

     In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     JPMorgan Chase Bank, the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee (as defined below). The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

                                        8

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GOVERNING LAW

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of June 1, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is referred to as the "Subordinated Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus are defined in the Subordinated Note Indenture.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable;
(vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global
                                        9

Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

     The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of March 31, 2003, Senior Indebtedness of the Company aggregated approximately $4,046,000,000.

ADDITIONAL INTEREST

     "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

CERTAIN COVENANTS

     The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

     The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

          (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated
     Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated
     Note Indenture); or

          (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

          (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

          (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

          (f) certain events of bankruptcy, insolvency or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

     A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated

Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

     Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.

MODIFICATION

     The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series that is affected, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) of any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

     In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated
Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

INFORMATION CONCERNING THE SUBORDINATED NOTE INDENTURE TRUSTEE

     The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     JPMorgan Chase Bank, the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating to such Trust. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred
                                        14

Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered by this Prospectus will be guaranteed by the Company to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. JPMorgan Chase Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth in such Guarantee and those made part of such Guarantee by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

GENERAL

     Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth in the Guarantee, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined below), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related to the Preferred Securities (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available for these distributions, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available to pay such Redemption Price, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available for such purpose, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF THE COMPANY DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE DISTRIBUTIONS ON ITS PREFERRED SECURITIES.

SUBORDINATION

     The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made equal to or subordinate by their terms, (ii) equal to the most senior preferred or preference stock now issued by the Company or issued at a later date by the Company and with any guarantee now entered into by the Company or entered into at a later date by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance of Preferred Securities agrees to the subordination provisions and other terms of the Guarantee related to the Preferred Securities. The Company has outstanding preferred stock that ranks equal to the Guarantees and common stock that ranks junior to the Guarantees.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

     Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure by the Company to perform any of its payment obligations under such Guarantee. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred by the Guarantee Trustee.

     JPMorgan Chase Bank, the Guarantee Trustee, also serves as Property Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENTS AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under each Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE JUNIOR SUBORDINATED NOTES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees under each Trust Agreement shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds for such purpose are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds for such purpose are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantees." If the Company does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If the Company fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism that allows the holders of the related Preferred Securities to appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series, including proceeding directly against the Company to enforce such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such series of Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     If the Company fails to make payments under any Guarantee, such Guarantee provides a mechanism that allows the holders of the Preferred Securities to which such Guarantee relates to direct the Guarantee Trustee to enforce its rights under such Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     Each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the related series of Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection with such action, the holders of Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default of Senior Indebtedness has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company may sell the Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

     If underwriters participate in the sale, such Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with the Company and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trusts. The validity of the Senior Notes, the Junior Subordinated Notes, the Guarantees and certain matters relating to such securities will be passed upon on behalf of the Company by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     The financial statements and the related financial statement schedule as of and for the year ended December 31, 2002 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in this Prospectus, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Certain of the Company's financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP ("Andersen"), independent public accountants, as indicated in their reports with respect to the financial statements and schedules, and are incorporated by reference in this Prospectus, in reliance upon the authority of Andersen as experts in giving such reports. On March 28, 2002, Southern's Board of Directors, upon recommendation of its Audit Committee, decided not to engage Andersen as the Company's principal public accountants. The Company has not obtained reissued reports from Andersen and has been unable to obtain, after reasonable efforts, Andersen's written consent to
                                        19
incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the 1933 Act permits this Prospectus to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a holder's ability to assert claims against Andersen under Section 11(a) of the 1933 Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated in the financial statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

Securities and Exchange Commission registration fee.........  $  126,360
Fees and expenses of trustees and/or Transfer Agent and
  Registrar.................................................      70,000
Listing fees of New York Stock Exchange.....................     153,920
Printing expenses...........................................     200,000
Rating Agency fees..........................................     980,000
Services of Southern Company Services, Inc..................     200,000
Fees and expenses of counsel................................     400,000
Blue sky fees and expenses..................................      50,000
Fees of accountants.........................................     350,000
Miscellaneous expenses......................................     124,720
                                                              ----------
          Total.............................................  $2,655,000*
                                                              ==========

---------------

 * Each Prospectus Supplement will reflect estimated expenses of the Company based upon the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The applicable statutes of the State of Georgia provide that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation or who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation, in all other cases, that such conduct was at least not opposed to the best interest of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or in connection with any proceeding in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Also, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract, except for liability arising out of conduct that constitutes: appropriation, in violation of his or her duties, of any business opportunity of the corporation; acts or omissions which involve intentional misconduct or a knowing violation of law; unlawful distributions; or receipt of an improper personal benefit, and a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

     Section 41 of the By-laws of the Company provides in pertinent part as follows:

          Each person who is or was a director or officer of the Company or is or was an employee of the Company holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was an employee of the Company holding one or more Management Positions, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

          Expenses (including attorneys' fees) incurred by a director or officer of the Company or employee of the Company holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Company prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company.

          The Company may purchase and maintain insurance at the expense of the Company on behalf of any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability or expense under this Section or otherwise.

          Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the Company, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the Company, its parent or its subsidiaries by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

          The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.

     The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 4.1      --   Senior Note Indenture between Georgia Power Company and
                 JPMorgan Chase Bank (formerly known as The Chase Manhattan
                 Bank), as Trustee (Designated in the Company's Current
                 Report on Form 8-K dated January 21, 1998 as Exhibit 4.1).
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture between Georgia Power Company
                 and JPMorgan Chase Bank (formerly known as The Chase
                 Manhattan Bank), as Trustee (Designated in Certificate of
                 Notification, File No. 70-8461, as Exhibit D).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of
                 Junior Subordinated Notes.*
 4.5-A    --   Certificate of Trust of Georgia Power Capital Trust VII
                 (Designated in Registration No. 333-57884 as Exhibit
                 4.5-C).
 4.5-B    --   Certificate of Trust of Georgia Power Capital Trust VIII
                 (Designated in Registration No. 333-57884 as Exhibit
                 4.5-D).
 4.5-C    --   Certificate of Trust of Georgia Power Capital Trust IX.
 4.5-D    --   Certificate of Trust of Georgia Power Capital Trust X.
 4.6-A    --   Trust Agreement of Georgia Power Capital Trust VII
                 (Designated in Registration No. 333-57884 as Exhibit
                 4.6-C).
 4.6-B    --   Trust Agreement of Georgia Power Capital Trust VIII
                 (Designated in Registration No. 333-57884 as Exhibit
                 4.6-D).
 4.6-C    --   Trust Agreement of Georgia Power Capital Trust IX.
 4.6-D    --   Trust Agreement of Georgia Power Capital Trust X.
 4.7-A    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust VII (Designated in Registration No.
                 333-57884 as Exhibit 4.7-C).
 4.7-B    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust VIII (Designated in Registration No.
                 333-57884 as Exhibit 4.7-D).
 4.7-C    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust IX.
 4.7-D    --   Form of Amended and Restated Trust Agreement of Georgia
                 Power Capital Trust X.
 4.8-A    --   Form of Preferred Security of Georgia Power Capital Trust
                 VII (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Georgia Power Capital Trust
                 VIII (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Georgia Power Capital Trust IX
                 (included in Exhibit 4.7-C above).
 4.8-D    --   Form of Preferred Security of Georgia Power Capital Trust X
                 (included in Exhibit 4.7-D above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Georgia Power Capital Trust
                 VII (Designated in Registration No. 333-57884 as Exhibit
                 4.11-C).
 4.11-B   --   Form of Guarantee relating to Georgia Power Capital Trust
                 VIII (Designated in Registration No. 333-57884 as Exhibit
                 4.11-D).
 4.11-C   --   Form of Guarantee relating to Georgia Power Capital Trust
                 IX.
 4.11-D   --   Form of Guarantee relating to Georgia Power Capital Trust X.
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust VII (included in Exhibit 4.7-A above).

EXHIBIT
NUMBER
-------
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust VIII (included in Exhibit
                 4.7-B above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust IX (included in Exhibit 4.7-C
                 above).
 4.12-D   --   Form of Agreement as to Expenses and Liabilities relating to
                 Georgia Power Capital Trust X (included in Exhibit 4.7-D
                 above).
 5.1      --   Opinion of Troutman Sanders LLP.
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust VII.
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust VIII.
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust IX.
 5.2-D    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Georgia Power Capital Trust X.
12.1      --   Computation of ratio of earnings to fixed charges.
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).
23.1      --   Consent of Deloitte & Touche LLP.
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B, 5.2-C and 5.2-D above).
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank (formerly known as The
                 Chase Manhattan Bank), as Senior Note Indenture Trustee.
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank (formerly known as The
                 Chase Manhattan Bank), as Subordinated Note Indenture
                 Trustee.
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Property Trustee,
                 relating to Georgia Power Capital Trust VII.
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Guarantee Trustee,
                 relating to Georgia Power Capital Trust VII.
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Property Trustee,
                 relating to Georgia Power Capital Trust VIII.
25.6      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Guarantee Trustee,
                 relating to Georgia Power Capital Trust VIII.
25.7      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Property Trustee,
                 relating to Georgia Power Capital Trust IX.
25.8      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Guarantee Trustee,
                 relating to Georgia Power Capital Trust IX.
25.9      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Property Trustee,
                 relating to Georgia Power Capital Trust X.
25.10     --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Guarantee Trustee,
                 relating to Georgia Power Capital Trust X.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 4TH DAY OF JUNE, 2003.

                                          GEORGIA POWER COMPANY

                                          By: DAVID M. RATCLIFFE,
                                              President and Chief Executive
                                              Officer

                                          By: WAYNE BOSTON,
                                              Attorney-in-fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST VII CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 4TH DAY OF JUNE, 2003.

                                          GEORGIA POWER CAPITAL TRUST VII

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST VIII CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 4TH DAY OF JUNE, 2003.

                                          GEORGIA POWER CAPITAL TRUST VIII

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST IX CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 4TH DAY OF JUNE, 2003.

                                          GEORGIA POWER CAPITAL TRUST IX

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL TRUST X CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 4TH DAY OF JUNE, 2003.

                                          GEORGIA POWER CAPITAL TRUST X

                                          By: GEORGIA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF GEORGIA POWER COMPANY IN THE CAPACITIES AND ON THE DATE INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                 DAVID M. RATCLIFFE                    President, Chief Executive
                                                         Officer and Director
                                                         (Principal Executive
                                                         Officer)

                  ALLEN L. LEVERETT                    Executive Vice President,
                                                         Treasurer and Chief
                                                         Financial Officer
                                                         (Principal Financial
                                                         Officer)

                    W. RON HINSON                      Vice President, Comptroller
                                                         and Chief Accounting
                                                         Officer (Principal
                                                         Accounting Officer)
                 JUANITA P. BARANCO
                ROBERT L. BROWN, JR.
                   ANNA P. CABLIK
                  D. GARY THOMPSON
                  RICHARD W. USSERY
                WILLIAM JERRY VEREEN
                      CARL WARE
                 E. JENNER WOOD, III

            BY              WAYNE BOSTON                                             June 4, 2003
          (WAYNE BOSTON, ATTORNEY-IN-FACT)

                                          Directors